Exhibit 99.1
Dycom Industries, Inc. (NYSE: DY) Q1 2022 Results Conference Call May 25, 2021 9:00 AM ET

CORPORATE PARTICIPANTS
Steven E. Nielsen, President, Chief Executive Officer & Director, Dycom Industries, Inc.
Ryan F. Urness, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS
Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.
Eric Luebchow, Analyst, Wells Fargo Securities LLC
Brent Thielman, Analyst, D.A. Davidson & Co.
Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
Alex Rygiel, Analyst, B. Riley Securities, Inc.
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC
Jon D. Lopez, Analyst, The Vertical Group

Management Discussion Section

Operator
Good day, and thank you for standing by. Welcome to the Dycom Industries, Inc. Q1 2022 Results Conference Call. At this time, all participants are in a listen only mode. After the speakers' presentation, there will be a question-and-answer session. [Operator Instructions] Please be advised that today's conference is being recorded. [Operator Instructions]

I would now like to hand the conference over to your speaker today, Steve Nielsen, President and Chief Executive Officer. Please go ahead.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Thank you, operator. Good morning, everyone. I'd like to thank you for attending this conference call to review our first quarter fiscal 2022 results. Going to slide 2. During this call, we will be referring to a slide presentation which can be found on our website's Investor Center main page. Relevant slides will be identified by number throughout our presentation.

Today, we have on the call Drew DeFerrari, our Chief Financial Officer; and Ryan Urness, our General Counsel. Now, I will turn the call over to Ryan Urness.

Ryan F. Urness
Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.
Thank you, Steve. The statements made during this call may be forward looking in nature and are provided pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all comments reflecting our expectations, assumptions, or beliefs about future events or performance that do not relate solely to historical periods. Forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from our current projections, including those risks described in our Annual Report on Form 10-K filed March 5, 2021 and our other filings with the US Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. Steve?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Thanks, Ryan. Now, moving to slide 4 and a review of our first quarter results, as we review our results, please note that in our comments today and in the accompanying slides, we reference certain Non-GAAP measures. We refer you to the Quarterly Report section of our website for a reconciliation of these Non-GAAP measures to their corresponding GAAP measures. To begin, I want to express my sincere thanks to our employees who have served our customers with real fortitude in difficult times over the last 15 months.

Now for the quarter. Revenue was $727.5 million, a decrease of 10.7%. Organic revenue, excluding $3.9 million of storm restoration services in the quarter, declined 11.1%. As we deployed 1 gigabit wireline networks, wireless/wireline converged networks and wireless networks, this quarter reflected an increase in demand from two of our top-five customers.

Gross margins were 14.8% of revenue, reflecting the continued impacts of the complexity of a large customer program, revenue declines year-over-year with other large customers and the effects of winter weather in the first half of the quarter. General and administrative expenses were 9.2% and all of these factors produced Adjusted EBITDA of $44.1 million or 6.1% of revenue, and Adjusted Loss per Share of $0.04 compared to Earnings per Share of $0.36 in the year-ago quarter.

Liquidity was strong at $477.4 million and operating cash flow was $41.5 million. Finally, during the quarter, we issued $500 million in 4.5% senior notes due in April 2029 and resized and extended our credit facility through April of 2026. These two transactions leave the company solidly financed as we look forward to better performance.

Now, going to slide 5. Today, major industry participants are constructing or upgrading significant wireline networks across broad sections of the country. These wireline networks are generally designed to provision 1 gigabit network speeds to individual consumers and businesses either directly or wirelessly using 5G technologies.

Industry participants have stated their belief that a single high-capacity fiber network can most cost effectively deliver services to both consumers and businesses, enabling multiple revenue streams from a single investment. This view is increasing the appetite for fiber deployments and we believe that the industry effort to deploy high-capacity fiber networks continues to meaningfully broaden our set of opportunities.

Increasing access to high-capacity telecommunications continues to be crucial to society, especially in rural America. The wide and active participation in the completed FCC RDOF auction augurs well for dramatically increased rural network investment, supported by private capital that in the case of at least some of the participants is expected to be significantly more than the FCC subsidy.

We are providing program management, planning, engineering, and design, aerial, and underground, and wireless construction and fulfillment services for 1 gigabit deployments. These services are being provided across the country in numerous geographic areas to multiple customers, including customers who have initiated broad fiber deployments as well as customers who have resumed broad deployments. These deployments include networks consisting entirely of wired network elements as well as converged wireless/wireline multi-use networks.

Fiber network deployment opportunities are increasing in rural America as new industry participants respond to emerging societal incentives. We continue to provide integrated planning, engineering and design, procurement and construction, and maintenance services to several industry participants.

Macroeconomic effects and potential supply constraints may influence the near-term execution of some customer plans. Broad increases in demand for fiber optic cable and related equipment may impact delivery lead times in the short to intermediate term. In addition, the market for labor is tightening in some regions of the country, particularly for unskilled/semiskilled new hires. It remains to be seen how geographically broad these conditions will be and how long they will persist. Despite these factors, we remain confident that our scale and financial strength position us well to deliver valuable service to our customers.

Moving to slide 6. During the quarter, organic revenue decreased 11.1%. Our top-five customers combined produced 68.2% of revenue, decreasing 23% organically. Demand increased for two of our top-five customers. All other customers increased 31.9% organically. AT&T was our largest customer at 21.4% of total revenue or $155.6 million. AT&T grew 0.9% organically. This was our first quarterly organic growth with AT&T since our July of 2019 quarter.

Revenue from Comcast was $131.1 million or 18% of revenue. Comcast was Dycom's second largest customer and grew organically 10.7%. Verizon was our third largest customer at 12.6% of revenue or $91.5 million. Lumen was our fourth largest customer at $85.8 million or 11.8% of revenue. And finally, revenue from Windstream was $32.1 million or 4.4% of revenue. Windstream was our fifth largest customer.

This is the ninth consecutive quarter where all of our other customers in aggregate, excluding the top-five customers, have grown organically. In fact, the 31.9% organic growth rate with these customers is the highest growth rate in at least nine years. Of note, fiber construction revenue from electrical utilities was $47 million in the quarter or 6.5% of total revenue. This activity increased organically 92.1% year-over-year.

We have extended our geographic reach and expanded our program management network planning services. In fact, over the last several years, we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of 1 gigabit wireline direct and wireless/wireline converged networks, as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Despite this overall industry trend, we were recently notified by a customer, representing less than 5% of our revenue, that it has decided to insource a portion of their construction and maintenance services that are currently provided for them by us as well as a number of other suppliers. They expect to implement this decision during the fourth calendar quarter of 2021. After this initiative is fully implemented, we expect to continue working for this customer in several markets under new contracts and perform other work on an ongoing basis, although it currently appears at lower levels of activity.

Now, going to slide 7. Backlog at the end of the first quarter was $6.528 billion versus $6.810 billion at the end of the January 2021 quarter, decreasing approximately $282 million. Of this backlog, approximately $2.746 billion is expected to be completed in the next 12 months. Backlog activity during the first quarter reflects solid performance, as we booked new work and renewed existing work.

We continue to anticipate substantial future opportunities across a broad array of our customers: from various electric utilities, fiber construction agreements in Arizona, Oklahoma, Missouri, Arkansas, Mississippi, Indiana, Kentucky, Tennessee, Georgia, and North Carolina; for Ziply Fiber, construction and maintenance agreements in Washington, Oregon and Idaho; for Charter, a fulfillment agreement covering Washington, Nevada, Montana, Wisconsin, Massachusetts, Connecticut, New York, North Carolina, South Carolina, Alabama and Georgia; from Frontier, locating services agreement in California; and for Consolidated Communications, a construction services agreement in New Hampshire. Headcount increased during the quarter to 14,331.

Now, I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.
Thanks, Steve, and good morning, everyone. Going to slide 8, contract revenues for Q1 were $727.5 million and organic revenue declined 11.1%. Adjusted EBITDA was $44.1 million, or 6.1% of revenue. Gross margins were 14.8% in Q1 and decreased 169 basis points from Q1 2021. This decrease resulted from the impact of a large customer program, as well as margin pressure from revenue declines for other large customers compared to Q1 2021. Margins were also impacted by the adverse winter weather conditions experienced in many regions of the country during the first half of the quarter.

G&A expense increased 112 basis points, reflecting higher stock-based compensation and administrative and other costs. Non-GAAP Adjusted Net Loss was $0.04 per share in Q1 2022 compared to net income of $0.36 per share in Q1 2021. The variance resulted from the after-tax decline in Adjusted EBITDA, offset by lower depreciation, lower interest expense, and higher gains on asset sales.

Now going to slide 9. Our financial position remains strong. Over the past four quarters, we have reduced notional net debt by $185.2 million. During Q1, we issued $500 million of 4.5% senior unsecured eight-year notes due April 2029, we repaid $105 million of revolver borrowings and $71.9 million of term loan borrowings, and we resized and extended our senior credit facility through April 2026.

Cash and equivalents were $330.6 million at the end of Q1. $58.3 million is expected to be used to repay our convertible notes due September 2021. We ended the quarter with $500 million of senior unsecured notes, $350 million of term loan, no revolver borrowings, and $58.3 million principal amount of convertible notes.

Our capital allocation prioritizes organic growth, followed by opportunistic share repurchases and M&A, within the context of our historical range of net leverage. As of Q1, our liquidity was strong at $477.4 million and we continued to maintain a strong balance sheet.

Going to slide 10. Operating cash flows have remained strong and totaled $41.5 million in the quarter. The combined DSOs of accounts receivable and net contract assets were at 128 days, an improvement of eight days sequentially from Q4 2021.

Capital expenditures were $28.6 million during Q1, net of disposal proceeds, and gross CapEx was $31.6 million. Capital expenditures, net of disposals, for fiscal 2022 are expected to range from $105 million to $125 million, a reduction of $40 million when the midpoint is compared to the midpoint of the prior outlook. This deferral reflects short- to medium-term manufacturer supply constraints.

Going to slide 11. For Q2 2022, the company expects contract revenues to range from in-line to modestly lower as compared to Q2 2021, and expects Non-GAAP Adjusted EBITDA as a percentage of contract revenues to decrease compared to Q2 2021. We expect year-over-year gross margin pressure of approximately 200 basis points from the impact of a large customer program and from revenue declines for other large customers that are expected to have lower spending in the first half of this calendar year.

We expect approximately $8.7 million of Non-GAAP Adjusted Interest Expense for the components listed, as well as $0.7 million for the amortization of the debt discount on convertible notes for total interest expense of approximately $9.4 million during Q2. We expect the Non-GAAP Effective Income Tax Rate of approximately 27% and diluted shares of 31.3 million.

Now, I will turn the call back to Steve.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, Drew. Moving to slide 12. Within a recovering economy, we experienced solid activity and capitalized on our significant strengths. First and foremost, we maintained significant customer presence throughout our markets. We are encouraged with the emerging breadth in our business. Our extensive market presence has allowed us to be at the forefront of the evolving industry opportunities. Telephone companies are deploying fiber-to-the-home to enable 1 gigabit high-speed connections. Increasingly, rural electric utilities are doing the same.

Cable operators are deploying fiber to small and medium businesses and enterprises. A portion of these deployments are in anticipation of the customer sales process. Deployments to expand capacity as well as new build opportunities are underway. Dramatically increased speeds to consumers are being provisioned and consumer data usage is growing, particularly upstream.

Fiber deployments enabling new wireless technologies are underway in many regions of the country. Customers are consolidating supply chains, creating opportunities for market share growth, and increasing the long-term value of our maintenance and operations business.

As our nation and industry recover from the COVID-19 pandemic, we remain encouraged that a growing number of our customers are committed to multiyear capital spending initiatives. We are confident in our strategies, the prospects for our company, the capabilities of our dedicated employees, and the experience of our management team.

Now, operator, we will open the call for questions. [Operator Instructions]

Question And Answer Section

Operator
Our first question comes from the line of Sean Eastman from KeyBanc Capital Markets. Your line is now open.

Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.
Good morning, Steve and Drew. Thanks for taking my questions. I just wanted to start on the comments on supply chain constraints and how that could potentially have a near-term impact on customer deployment kind of phasing. I'm just curious, is that something you're seeing slow down activity today or something you're trying to get out in front of, since it's a big topic these days? And what exactly in the supply chain do we need to be monitoring, Steve?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
So, Sean, I think it is a big topic. I think the way we see it in the business so far is that the trajectory of growth as customers kick off new programs probably could be a little bit faster if the inputs were a little more available. That's not unusual. We saw that 10 years ago. We've seen that at other times in the business. And so, I just think, in some ways, it's a little counterintuitive. It obviously would be better were all the inputs freely available, but it's also indicative of how much upturn in demand that we can see in the industry.

Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.
Okay. Okay, thanks. And in terms of the margin guidance for the second quarter, I mean 200 basis points year-over-year – lower year-over-year gross margins. I mean, how much of that is from the challenged customer program? It would just be helpful to get some more color on why that challenged program is still having such a pronounced impact from a year-over-year perspective. And if you could give us some indication of how that drag looks into the third quarter, fourth quarter, even directionally would be really helpful, Steve?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Go ahead, Drew.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.
Sure. Thanks, Sean. So, yeah, as we talked about on the comments, we anticipate year-over-year impacts of about 200 basis points. There were several things that we talked about in there, the large customer program and we've also had a few customers that appear to be spending less in the first half of the year. And so, there is some absorption around that component as well.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
I think, Sean, with respect to the large customer program, look, it's a smaller part of the business. There's lots of close-out activity that's associated with completing markets. There are costs associated with that, and we just got to chop through them.

And every day that goes by, we're chopping through more and we're on a path to make this a much smaller effect on the business, but we got to get through it.

Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.
So, I guess, just to follow up on that, I mean how much of the 200 basis points is the challenged customer program versus absorption on the remaining balance of customers?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
It's a significant factor, Sean, but it's not the only factor. I mean the other thing that was clear in the revenue that we had and the comments that we heard from Lumen is that they got off to a slower start to the year.

Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.
Yeah.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
They expect that to continue. But when you have year-over-year revenue declines on the order that we have there, and we're still serving the same geography, there can be some absorption issues. On the other hand, we have other customers that are picking up quite nicely. And so, it's just a balance of taking a prudent view of what that does to margin in total.

Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.
Okay. Thanks, guys. I'll turn it over.

Operator
Thank you. Our next question comes from the line of Eric Luebchow from Wells Fargo. Your line is now open.

Eric Luebchow
Analyst, Wells Fargo Securities LLC
Great. Thanks. Thanks for taking the questions. Steve, you mentioned that the labor market was starting to tighten in some markets as well. So, are there any notable changes to point out in terms of wage inflation or building any of that into your near-term guide that we should be aware of?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Yeah, Sean, what we've – excuse me, Eric, what we've seen is in our core workforce, we're monitoring the situation, but we don't see big changes in labor cost. It's been more as we look to hire unskilled and semiskilled people in the marketplace, and probably those that are most affected by some of the government policies that are out there. It's not everywhere, so it's regional. So, that's why we highlighted it's not something that's a tremendous impact on the business at the moment, but is something that we're paying careful attention to.

Eric Luebchow
Analyst, Wells Fargo Securities LLC
Okay. Great. That's helpful. And you're still down about 900 total employees in terms of head count versus pre-pandemic. Are a lot of those kind of administrative cuts that you've made that – employees that aren't revenue-producing that you don't need to bring back or should we expect that to continue to ramp as the next wave of demand hits this year?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Well, we certainly made some adjustments on the SG&A side. As growth picks up in the business looking ahead, there will be some increase there, but we're not back to where we were, that's for sure. And then, as we see growth opportunities across a number of customers for fiber construction, it's going to be a mix of what we do ourselves versus what we subcontract, the net of that. We'll probably see some employee growth, but not as we've seen in the past. It doesn't have to grow as rapidly as the top line.

Eric Luebchow
Analyst, Wells Fargo Securities LLC
Okay. Great. Thanks, Steve.

Operator
Thank you. Our next question comes from the line of Brent Thielman from D.A. Davidson. Your line is now open

Brent Thielman
Analyst, D.A. Davidson & Co.
Great. Thanks. Good morning. Steve, could you remind us the timing of the large customer program and sort of phasing associated with that? And when you sort of expect this to see more of a transition in that program?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Well, I mean, we're actively closing out a number of markets as we've talked about. As a portion of the original expectation, there is not a whole lot left, but there's still lots of activity that has to occur to close out the projects, to get the final documentation done and to work through all the invoicing. So, it's just a cost that we have to bear to get through the program this year.

Brent Thielman
Analyst, D.A. Davidson & Co.
Okay. And then, Steve, I was trying to reconcile some of the near-term challenges, supply constraints, labor constraints, things of that nature relative to what looks like a nice bump up in the next-12-months backlog versus your total backlog this quarter. Any thoughts relative to that?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Well, I think, as always, we were encouraged, if you look at our other-than-top-five customers, they grew organically almost 32%. We have a combination of Frontier and Ziply, that a year-and-a-half ago were the same entity, that would have been a top-five customer. And so, I think it's just a question of working through some of the challenges, while we're doing that within the context where lots of customers are kicking off large fiber programs, and the largest of which, of course, is AT&T. I think we're – it'd be hard to be anything other than encouraged given their commentary as late as yesterday of how they're reprioritizing CapEx and focused on spending money on wireless and fiber. So, just something we have to work through.

Brent Thielman
Analyst, D.A. Davidson & Co.
Okay. Maybe just lastly, the fiber construction revenue from utilities continues to be small, but really fast-growing component of the revenue for you. And you also highlighted quite a few new awards this quarter from those types of customers. Maybe just, Steve, your thoughts on what you're seeing there and can this be much more impactful kind of segment of the company in the near future?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Sure. So, we certainly were encouraged with the award activity, both its breadth and then the rate of growth that we saw in the work for those customers. I think what's interesting, Brent, is that the RDOF process has not finalized. So, we're seeing customers that are making decisions that these programs are strategic enough for them to begin on their own capital, confident of course that their RDOF applications actually do get through the final approval process. But I think that tells you how important it is and what an opportunity it is for those types of entities. And so, we're pleased with the exposure that we have to that customer set of the industry. I mean, it's almost as if – if you think about it, we've created a brand-new top-five customer in the last 12 to 18 months.

Brent Thielman
Analyst, D.A. Davidson & Co.
Great. Okay. Thank you.

Operator
Thank you. Our next question comes from the line of Adam Thalhimer from Thompson Davis. Your line is now open.

Adam Robert Thalhimer
Analyst, Thompson Davis & Co., Inc.
Hey. Good morning, guys. Hey, Steve, the AT&T revenue came in above what we were looking for. Are you starting to see the benefit of that fiber build? And speaking of phasing, how do you expect that to kind of phase in over the course of, really, I guess, the next two years?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

So, Adam, we were encouraged that we returned back to organic growth with AT&T. Wireless business, overall, was down about 35%. And for the most part, that was AT&T. We offset that almost entirely with the increase on the fiber program, and it's just getting started. So, I think we're encouraged with AT&T. We think it continues to ramp. There are always – in a program that size, it's distributed across a number of geographic locations for us. I think it will continue to ramp through the balance of the year.

We were encouraged last week, and then again yesterday when AT&T reiterated their objective to approximately double the number of homes passed over the next – through the end of 2025. And then, in some comments they made yesterday, they talked about potentially extending it 10 million homes beyond that. So, it's a big program. We're serving them in a number of geographies and we're growing pretty rapidly.

Adam Robert Thalhimer
Analyst, Thompson Davis & Co., Inc.
The Charter fulfillment awards, are those related to RDOF?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
No, that's just part of the core business that we've had with Charter for literally decades at this point.

Adam Robert Thalhimer
Analyst, Thompson Davis & Co., Inc.
Okay. And then lastly, can you help us understand the customer who is in-sourcing? I mean, they're talking about hiring 1,000 people and buying a bunch of equipment. And I'm just curious how that's going to – how they're going to do that, given the challenges that you've addressed for your business.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Well, their business is theirs to run. We had discussions with them. As we said in our comments, we're going to enter into some new agreements that covers work for next year and beyond. We expect activity levels will be somewhat lower, but they continue to remain a good customer. And as they move forward, we'll support them in that decision and see how it plays out.

Adam Robert Thalhimer
Analyst, Thompson Davis & Co., Inc.
All right. I'll turn it over, but I just wanted to say, in terms of that large customer program, it's not like you're the only one in the industry seeing that. I do think the customer is being somewhat unfair. Thanks for the time.

Operator
Thank you. Our next question comes from the line of Alex Rygiel from B. Riley. Your line is now open.

Alex Rygiel
Analyst, B. Riley Securities, Inc.
Thanks. Good morning, Steve. First question, your organic growth was a negative 11%, backlog growth was somewhat limited. I suspect those two data points are not really telling us the story of what you see and feel on the ground today. Can you help us to better understand that?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Sure, Alex. I mean, if you just think about the organic growth calculation for this quarter, and then Drew's guidance implied for the next quarter, we actually see the organic growth improving. But it was really – in the current quarter, it was really focused on two clients: one who started the year slow, and the other one who clearly has pivoted spending away from a large program and is much more focused in the second half of the year getting – or this half of the year to get ready in the second half of the year to deploy C-band.

I think the C-band auction certainly had an impact on the way the two largest participants have planned about their network. But I think we're encouraged. We've already received small initial allocations of C-band work to perform for both AT&T and Verizon. So, it's just one of these pivot periods in their plans.

Alex Rygiel
Analyst, B. Riley Securities, Inc.
That's helpful. And then, what does your net CapEx revision suggest about sort of near to intermediate term revenue outlook and new project awards?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
So, what it really reflects is that we have lots of orders out. We've had continuing discussions with all of our suppliers from pickup trucks, to directional drills, to bucket trucks, and this microchip issue is a problem on deliveries. And so, what we'll do – we got ahead of it a little bit with orders last fall and winter. And so, we'll take the equipment that we do get in and we'll dedicate that to growth opportunities, and then we'll extend the lives of the rest. And when the supply becomes available at the end of the year, then we'll take receipt of it then.

Alex Rygiel
Analyst, B. Riley Securities, Inc.
That’s helpful. Thank you.

Operator
Thank you. Our next question comes from the line of Noelle Dilts from Stifel. Your line is now open. Pardon me, Noelle, your line is now open.

Noelle Christine Dilts
Analyst, Stifel, Nicolaus & Co., Inc.
Can you hear me? Hello?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Yeah. Go ahead, Noelle. You're fine now. You were breaking up before.

Noelle Christine Dilts
Analyst, Stifel, Nicolaus & Co., Inc.
Oh, okay. Great. So, yeah, I just was hoping we could touch on the labor tightness issue a little bit more. I've always kind of thought of your business as you're suppliers of labor, so in my view – and we've talked about this before, in scarcity situation over the kind of medium to long term, that tends to benefit you. It sounds like this could be a little bit more of a headwind in the near term. So, how should we be thinking about that balance?

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.
Yeah, Noelle, just regarding when there is scarcity of labor, we think there are times that that's helpful. And then just, Steve, if you want to touch on that.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Yeah. So, look, Noelle, I think what we've seen – and there's lots of speculation about the impact of enhanced benefits, which are set to expire in September. So, I don't want to over-read, but I don't also want to underplay that on the unskilled and semiskilled side of the business, for us to get new employees through the door in certain parts of the country, not everywhere, we're having to pay more money.

Now, you can see the growth rate that we had with a number of customers and, obviously, we have the ability to put more field forces in the field or we couldn't have grown 32% of our business, 32% organically year-over-year. So, there is an ability to do it.

I think what it does say is that we're going to be careful where we commit our resources, make sure that we've got returns right. And that's what you always do in a period of time where the industry looks ahead to more demand than what resources are currently available. We've been through this before, doesn't mean that it won't be an issue, but it is something that we've managed through before.

Noelle Christine Dilts
Analyst, Stifel, Nicolaus & Co., Inc.
Okay. And then just in the supply constraints, [indiscernible]...

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Noelle, you're breaking up. We may want the operator to go to the next person in queue. And Noelle, if you can get a little better reception, we'll come back to you. Operator?

Operator

Thank you. [Operator Instructions] Our next question comes from the line of Alan Mitrani from Sylvan Lake Asset Management. Your line is now open.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC
Hi. Can you speak to the SG&A expanse? It was higher than I was looking for and the highest you've had, even though your revenues were the lowest you've had in a while. Can you speak – is there something specific in there, or is this just inflation of – giving salary increases, and what your guidance would be going out? Thanks.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Yeah. Drew, go ahead. I mean, Alan, there were some increases in stock comp that obviously we called out. There were some administrative and some other expenses that ran through the quarter. I don't think – we don't really have anything to add. We understand it was a little bit above trend, but we think it's manageable.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC
I mean it's manageable if your revenue starts going up. I mean, that's really what needs to happen, obviously. So, in looking at it and going through – I look forward to that, but can we fast forward a year, where maybe things are a little better, your comparisons get a little better with Verizon, some of the stuff is all in the rearview mirror in terms of the in between time, between when all these guys start spending and maybe an infrastructure bill might be passed, what does the industry look like a year out from now?

You said there is not enough capacity to handle things. But the way it works with you guys is you're top-five customers really represent the bulk of the business. I realize, collectively, they're not growing, but there's a couple reasons for that in between. But underneath the hood, things look a little better, you got to parse the data. But I just want to understand where you see the next couple years going so – once we get through this.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Well, clearly, if we start with AT&T, Alan, they could not have been any more clear about what their plans around the strategic deployment of fiber in their consumer network and in other parts of their network. And we think that, obviously, this year, essentially a restart of the program, they expect it to grow next year and they expect it to continue at least through 2025. Although some comments yesterday that as long as the program performing well that it continues.

I think the year ahead or two years ahead, Alan, what's interesting is, all of the ILEC phone companies, for the most part, have fiber-to-the-home programs that are at least maintaining, if not growing, right? So, clearly, lots of growth with AT&T. Frontier's been very clear that they look at the deployment of fiber as strategic. Smaller companies like Ziply, we actually – as we mentioned in our comments, we've started with Consolidated Communications, which is a smaller customer, but an interesting one in that they've been very clear that they expect to build out over the next five years about 70% of their footprint or about 1.6 million homes of fiber-to-the-home.

So, I just think there is a clarity around, the business strategies around network, particularly on the phone company side, that has never been clearer both on the wireline side, so fiber, but also on the wireless side with respect to C-band. There were comments yesterday at a conference where there is an appetite for one of our larger customers to really deploy a wireless broadband product throughout the country, including rural America. And I think on the cable side of the business, I think they've also been very clear that they have very healthy broadband businesses that they're willing to invest in, particularly to grow upstream capacity to remain – to maintain their competitive advantage over fiber.

So, I think the themes are all there. We got to work through this large customer program. We've got some absorption issues and a rather slow first half for top-five customer, but we haven't been at 68% of revenue for the top five or 32% for everybody else in a very long time and we think that's a good sign for the future.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC
Thank you for that insight. I appreciate it. Can you just give – maybe Drew, can you give us – maybe just to follow-up on the Verizon, what was – since we're going to see it in the Q most likely anyway, can you give us what the – a percent of total AR is for Verizon? I know it had been going down as you work through this in terms of where they stand. It would have been $390 million last quarter on the receivables and contract assets. Do have that number for this quarter?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Alan, when we publish the Q tomorrow, we'll have all of that detail. I would say that the balance tied up in this large customer program is down about 25% year-over-year. We're making progress. We understand everybody, including us, would like it to be faster. But it is moving in the right direction.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC
Great. Thank you.

Operator
Thank you. Our next question comes from the line of Noelle Dilts from Stifel. Your line is now open.

Noelle Christine Dilts
Analyst, Stifel, Nicolaus & Co., Inc.
Hi. Is this clear?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Noelle, it's a little bit better. We'll do our best. Go ahead.

Noelle Christine Dilts
Analyst, Stifel, Nicolaus & Co., Inc.
Okay. Well, [indiscernible]

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Noelle, we'll just have to follow up with you. At least on our end, we're getting every other word.

Noelle Christine Dilts
Analyst, Stifel, Nicolaus & Co., Inc.
Okay. Thanks.

Operator
Thank you. Our next question comes from the line of Jon Lopez from Vertical Group. Your line is now open.

Jon D. Lopez
Analyst, The Vertical Group
Hey. Thanks very much. I'm sorry, I'm wondering if we could come back to the Verizon situation real quick. And maybe if you could help me this way, at this point, if we look relative to sort of the interim peak, your revenue with that customer is down like over 50%. I guess the thing I'm still wrestling with is, what is the baseline, if we can call it that, with this customer relative to the unfavorable contract stuff that sounds like you're kind of in the late stages of working through here? So, sorry, can you maybe tease those things apart? Like how much left before we get to a run rate with that customer or is kind of the whole 13% deemed stuff that you need to work out?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Well, Jon, there's really three elements. So, there is a portion of the work that we're working through that's been challenging. There is another portion of the work, which is around their small cell deployments and network extensions that, as I work through their C-band priorities, has slowed this year. And that was the portion of the program that last year was more supportive, because there was more work there. And then, there is the BAU portion.

The challenged portion is not all of the work, but it's a significant part of the work, but it's coming down sequentially as we work through the year. And the costs associated with it, to a degree, are operating costs, but they're really more focused around the close-out costs. And it's just something that we got to work through.

Jon D. Lopez
Analyst, The Vertical Group
Okay. Okay. That helps. My second question, again, just conceptually around not this customer so much, but sort of the surrounding elements. So, I guess, my understanding was the idea here was, you'd work out this revenue and then there is enough other project revenue, other customer-related revenue that would be significantly more margin-friendly that you can replace this with over some not in terminal amount of time. Is that still right? Is that still the right concept here? Or have factors, either labor, CapEx, otherwise perhaps constrained the ability to replace this revenue in maybe the same way that you had previously intended?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Yeah. So, Jon, it's not an input. It's not a labor or material constraint. It's that customers made clear at a number of presentations, with the advent of C-band and the focus on deploying that spectrum, the portion of the build that was going to do more network extensions to more small cells is at a level that is lower than, I think, what everybody expected a year ago. On the same hand, AT&T is at a level that nobody dreamed of a year ago. And so, as always, it's a mix in the business of making adjustments as customers adapt their plans to changing priorities.

Jon D. Lopez
Analyst, The Vertical Group
No, I get that 100%, Steve. But just to follow-up on that last statement. So, is the increase in the second bucket sort of un-forecast, unforeseen, in your view, is that larger than the decrease in the first bucket, un-forecast, unforeseen?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Okay, Jon. I maybe didn't keep track of first bucket and second bucket. What I would say is that the portion of the work that's in support of extending the network this year is currently slower than, I think, everybody expected a year ago, and I think in part that's because of the result of the C-band results.

Jon D. Lopez
Analyst, The Vertical Group
Sure. Sure. No, but if you think two, three years out, so if bucket two was network extension, bucket one was small cell related, I guess my question is, as you think out to year two, three, is the increased appetite for that second cohort larger than the drop in the first cohort?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Jon, again, I got to make sure I'm clear on your terms. So, network extensions and small cells are one driver to the program, right, because you're deploying fiber off of the core to pick up new endpoints. Look, C-band requires a coverage layer. It will require a capacity layer. And I think as they figure that out, there'll be opportunities around doing that. This just is not the year that it turned out to have been as busy as I think people expected a year ago. And not just us, that's everybody.

Jon D. Lopez
Analyst, The Vertical Group
No, I got you. Okay, sorry, just one last clarification on the CapEx stuff. Is your view that that is a limiter industry-wide or would there be some reason that you're unable to procure some of those items where, I'd say, peers and/or customers may be in a more advantageous place with those?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
So, with respect to the cable and the equipment, that's a factor of what the customers are doing. There is a portion of the business in rural where we might supply some material, but that's not the real driver. The driver is the uptick in demand that everybody has to deal with. On the automotive side, we enjoy as good or as – a relationship with all the suppliers as anybody else, and we don't think we're getting things any slower. In fact, I think we're probably blessed that we had a pool of assets that we had on order from last fall that puts us in as good a position as we can be given the supply constraints.

Jon D. Lopez
Analyst, The Vertical Group
Okay. I got you. Thanks for all the thoughts. I appreciate it.

Operator
Thank you. Our next question comes from the line of Alan Mitrani from Sylvan Lake Asset Management. Your line is now open.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC
Hi. I wanted to follow-up on the backlog issue. Did you already pull out all – whatever expectations of backlog for that customer that's insourcing the maintenance?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

There is no need to adjust the backlog, Alan, because we have contracts through the end of the period and we expect to enter into new contracts that cover next year and beyond.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC
Okay.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
So, there is no adjustment required.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC
Okay. And then, what's your expectation for backlog growth going forward in terms – I mean, normally, the way I'd look at your business, obviously revenues aren't going to – are going to trail the backlog growth. When do you expect to start seeing some of these contracts that you're talking about with fiber? Or do you expect them just to come through regular maintenance contracts and what you have in terms of, let's say, for example, increase in AT&T or others that will just be in your normal geographic position?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Well, certainly, Alan, there is a portion that just flows through the master agreement. So, for example, the projects that we've received around C-band, I mean, they're just flowing through the standard turf agreement that we have. And so, that'll reflect in backlog as the run rates increase.

With respect to the fiber, again, we had a pretty strong quarter last quarter. As an example, with AT&T, we announced a number of states where we extended our master agreements and included the scope of work to cover the fiber deployment. And so, that's subject to estimate revisions as we go through that three-year period, but it's essentially reflected in the backlog. Now, there may be some opportunities to grow geographically. And when those are booked, then we'll add to backlog.

I think the other thing, Alan – and again, we have had this discussion about backlog before. It is not highly correlated to our growth rates in the near to intermediate term. And there are certain elements in the industry that are going to be a little bit different than the traditional top-five customers. So, for example, in all those rural work we're doing, they typically issue work in phases.

We put the phase when we receive it in backlog, we complete it, they give us another one. But there is not a contractual commitment to do that. We could book a big number if we wanted to torture the way we think about the definition. But – I mean we've got north of $1 billion in the pipeline just on the rural stuff that's not reflected in backlog, it may never be reflected in the backlog, as it just comes through the business.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC
That's helpful. Thank you. And then, lastly, on the weather, you mentioned the February, obviously we all know weather was bad this quarter. Can you just detail a little better maybe of how that played out in the quarter, or how much you think that impacted you?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Alan, February was as bad a February as we've had in a long time. I mean it was a big impact through the middle of the country.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC
Okay. Thank you.

Operator
Thank you. At this time, I'm showing no further questions. I would like to turn the call back over to Steve Nielsen for closing remarks.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
So, we thank everybody for your time and attention. And before I go, I just want to express my thanks to Tim Estes. Tim is retiring, effective today, as our COO, after 27 years of service. He's not been visible on all these calls, but he's been visible on growing the company from what it was when he came at $150 million in revenue to $3 billion today plus, and we wish him well in his retirement. And then, Drew has one more housekeeping item to get out.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.
Yeah. Just to close out the call, to break out the customer split, telco was at 64.9%, cable was at 23%, facility locating was at 8.9%, and electrical and other was at 3.2%. Steve?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Thanks, Drew, and thanks everybody for your time and attention. We'll speak again on our next quarter's call at the end of August. Thank you.

Operator
This concludes today's conference call. Thank you for participating. You may now disconnect.